Exhibit (10)(b)
                               W.W. GRAINGER, INC.
                       1990 LONG TERM STOCK INCENTIVE PLAN
                            AS AMENDED MARCH 4, 1998


Section 1.  Objective.

     The objective of the W.W. Grainger, Inc. 1990 Long Term Stock Incentive Plan (the "Plan") is to attract and retain the best available executive personnel and other key employees to be responsible for the management, growth and success of the business, and to provide an incentive for such employees to exert their best efforts on behalf of the Company and its shareholders.

Section 2.  Definitions.

     2.1. General Definitions. The following words and phrases, when used herein, shall have the following meanings:

          (a) "Act" - The Securities Exchange Act of 1934, as amended.

          (b) "Agreement" - The document which evidences the grant of any Award under the Plan and which sets forth the terms, conditions, and limitations relating to such Award.

          (c) "Award" - The grant of any stock option, stock appreciation right, share of restricted stock, share of phantom stock, other stock-based award, or any combination thereof.

          (d) "Board" - The Board of Directors of W.W. Grainger, Inc.

          (e) "Code" - The Internal Revenue Code of 1986, as amended, including the regulations promulgated pursuant thereto.

          (f) "Committee" - The Compensation Committee of the Board of Directors of the Company, which shall consist of three or more members. The members of the Committee shall be disinterested persons within the meaning of Rule 16b-3, as the same may be amended or supplemented from time to time, as promulgated under the Act. No member of the Committee shall be eligible to receive Awards under the Plan unless permitted by such Rule 16b-3.

          (g) "Common Stock" - The present shares of common stock of the Company, and any shares into which such shares are converted, changed or reclassified.

          (h) "Company" - W.W. Grainger, Inc., an Illinois corporation, and its groups, divisions, and subsidiaries.

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          (i) "Employee" - Any person employed by the Company as an employee.

          (j) "Fair Market Value" or "FMV" - The fair market value of Common Stock on a particular day shall be the closing price of the Common Stock on the New York Stock Exchange, or any other national stock exchange on which the Common Stock is traded, on the last preceding trading day on which such Common Stock was traded.

          (k) "Option" - The right to purchase Common Stock of the Company at a stated price for a specified period of time. For purposes of the Plan, the option is a Non-Qualified Stock Option.

          (l) "Other Stock Based Award" - An award under Section 9 that is valued in whole or in part by reference to, or is otherwise based on, the Company's Common Stock.

          (m) "Participant" - Any Employee designated by the Committee to participate in the Plan.

          (n) "Phantom Stock" - A right to receive payment from the Company in cash, stock, or in combination thereof, in an amount determined by the Fair Market Value.

          (o) "Period of Restriction" - The period during which Shares of Restricted Stock or Phantom Stock rights are subject to forfeiture or restrictions on transfer pursuant to Section 8 of the Plan.

          (p) "Restricted Stock" - Shares granted to a Participant which are subject to restrictions on transferability pursuant to Section 8 of the Plan.

          (q) "Shares" - Shares of Common Stock.

          (r) "Stock Appreciation Right" or "SAR" - The right to receive a payment from the Company in cash, Common Stock, or in combination thereof, equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over a specified price fixed by the Committee, but subject to such maximum amounts as the Committee may impose.

     2.2. Other Definitions. In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined elsewhere in the Plan or in such Agreement.

Section 3.  Common Stock.

     3.1. Number of Shares. Subject to the provisions of Section 3.3, the number of Shares which may be issued or sold or for which Options or Stock Appreciation Rights
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may be granted under the Plan may not exceed 8,056,828 Shares.*  Notwithstanding the foregoing, the total number of Shares with respect to which Options or Stock Appreciation Rights may be granted to any Participant shall not exceed 800,000 Shares** (proportionately adjusted pursuant to Section 3.3) in any calendar year.

     3.2. Re-usage. If an Option or SAR expires or is terminated, surrendered, or canceled without having been fully exercised, if Restricted Stock is forfeited, or if any other grant results in any Shares not being issued, the Shares covered by such Option, SAR, grant of Restricted Stock or other grant, as the case may be, shall again be immediately available for Awards under the Plan.

     3.3. Adjustments. In the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, combination, reclassification or exchange of Shares, recapitalization, merger, consolidation or other similar event, the number of SARs and the number of Shares available for Options, grants of Restricted Stock, and Other Stock Based Awards and the number of Shares subject to outstanding Options, SARs, grants of Restricted Stock, and Other Stock Based Awards, and the price thereof, and the Fair Market Value, as applicable, shall be appropriately adjusted by the Committee in its sole discretion and any such adjustment shall be binding and conclusive on all parties. Any fractional Shares resulting from any such adjustment shall be disregarded.

Section 4.  Eligibility and Participation.

     Participants in the Plan shall be those key employees selected by the Committee to participate in the Plan who hold positions of responsibility and whose participation in the Plan the Committee or management of the Company determines to be in the best interests of the Company.

Section 5.  Administration.

     5.1. Committee. The Plan shall be administered by the Committee, which shall consist of three or more members of the Board of Directors and who shall not be eligible to participate in the Plan. The members of the Committee shall be appointed by and shall serve at the pleasure of the Board, which may from time to time change the Committee's membership.

     5.2. Authority. The Committee shall have the sole and complete authority to:

     (a) determine the individuals to whom Awards are granted, the type and amounts of awards to be granted and the time of all such grants;



--------
* As adjusted to reflect (i) the number of shares remaining available for grants under the Company's Restated 1975 Non-Qualified Stock Option Plan, (ii) the Company's 1991 two-for-one stock split and (iii) the Company's 1998 two-for-one stock split.

** As adjusted to reflect the Company's 1998 two-for-one stock split.



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     (b) determine the terms,  conditions and  provisions  of, and  restrictions relating to, each Award granted;

     (c) interpret and construe the Plan and all Agreements;

     (d) prescribe, amend and rescind rules and regulations relating to the Plan;

     (e) determine the content and form of all Agreements;

     (f) determine all questions relating to Awards under the Plan;

     (g) maintain accounts, records and ledgers relating to Awards;

     (h) maintain records concerning its decisions and proceedings;

     (i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;

     (j) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

     5.3. Determinations. All determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

     5.4. Delegation. Except as required by Rule 16b-3 promulgated under the Act (and any successor to such rule) with respect to the grant of Awards to Participants who are subject to Section 16 of the Act, the Committee may delegate to appropriate senior officers of the Company its duties under the Plan pursuant to such conditions and limitations as the Committee may establish.

Section 6.  Stock Options.

     6.1. Type of Option. It is intended that only non-qualified stock options may be granted by the Committee under this section of the Plan.

     6.2. Grant of Option. An Option may be granted to Participants at such time or times as shall be determined by the Committee. Each Option shall be evidenced by an Option Agreement that shall specify the exercise price, the duration of the Option, the number of Shares to which the Option applies, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

     6.3. Option Price. The per share option price shall be at least 100% of the Fair Market Value at the time the Option is granted.

     6.4. Exercise of Options. Options awarded under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the



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performance of a minimum period of service after the grant, as the Committee may impose, which need not be uniform for all participants; provided, however, that no Option shall be exercisable for more than 10 years after the date on which it is granted.

     6.5. Payment. The Committee shall determine the procedures governing the exercise of Options, and shall require that the per share option price be paid in full at the time of exercise. The Committee may, in its discretion, permit a Participant to make payment in cash, or in Shares already owned by the Participant, valued at the Fair Market Value thereof, as partial or full payment of the exercise price. As soon as practical after full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired Shares.

     6.6. Rights as a Shareholder. Until the exercise of an Option and the issuance of the Shares in respect thereof, a Participant shall have no rights as a Shareholder with respect to the Shares covered by such Option.

Section 7.  Stock Appreciation Rights.

     7.1. Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee and shall be subject to such terms and conditions as the Committee may decide. A grant of an SAR shall be made pursuant to a written Agreement containing such provisions not inconsistent with the Plan as the Committee shall approve.

     7.2. Exercise of SARs. SARs may be exercised at such times and subject to such conditions, including the performance of a minimum period of service, as the Committee shall impose. SARs which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise an equivalent number of Shares under the related Option and may be exercised only with respect to the Shares for which the related Option is then exercisable. Notwithstanding any other provision of the Plan, the Committee may impose conditions on the exercise of an SAR, including, without limitation, the right of the Committee to limit the time of exercise to specified periods, as may be required to satisfy the applicable provisions of Rule 16b-3 as promulgated under the Act or any successor rule.

     7.3. Payment of SAR Amount. Upon exercise of an SAR, the Participant shall be entitled to receive payment of an amount determined by multiplying:

     (a) any increase in the Fair Market Value of a Share at the date of exercise over the Fair Market Value of a Share at the date of grant, by

     (b) the number of Shares with respect to which the SAR is exercised;

provided, however, that at the time of grant, the Committee may establish, in its sole discretion, a maximum amount per Share which will be payable upon exercise of an SAR.

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     7.4. Method of Payment.  Subject to the discretion of the Committee,  which may be exercised at the time of grant, the time of payment, or any other time, payment of an SAR may be made in cash, Shares or any combination thereof.

Section 8.  Restricted Stock or Phantom Stock.

     8.1. Grant of Restricted Stock or Phantom Stock. The Committee may grant Shares of Restricted Stock or Phantom Stock rights to such Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. Each grant of Restricted Stock or Phantom Stock rights shall be evidenced by a written Agreement setting forth the terms of such Award.

     8.2. Restrictions on Transferability. Restricted Stock or Phantom Stock rights may not be sold, transferred, pledged, assigned, or otherwise alienated until such time, or until the satisfaction of such conditions as shall be determined by the Committee (including without limitation, the satisfaction of performance goals or the occurrence of such events as shall be determined by the Committee). At the end of the period of restriction applicable to any Restricted Stock, such Shares will be transferred to the Participant free of all restrictions.

     8.3. Rights as a Shareholder. Unless otherwise determined by the Committee at the time of grant, Participants holding Restricted Stock granted hereunder may exercise full voting rights and other rights as a Shareholder with respect to those Shares during the period of restriction. Holders of Phantom Stock rights shall not be deemed Shareholders and, except to the extent provided in accordance with the Plan, shall have no rights related to any Shares.

     8.4. Dividends and Other Distributions. Unless otherwise determined by the Committee at the time of grant, Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those Shares, provided that if any such dividends or distributions are paid in shares of stock, such shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Stock with respect to which they were paid. Unless otherwise determined by the Committee at the time of grant, Participants holding Phantom Stock rights shall be entitled to receive cash payments equal to any cash dividends and other distributions paid with respect to a corresponding number of Shares.

      8.5. Payment of Phantom Stock Rights. The Committee may, at the time of grant, provide for other methods of payment in respect of Phantom Stock rights in cash, Shares, partially in cash and partially in Shares, or in any other manner not inconsistent with this Plan.

Section 9.  Other Stock Based Awards and Other Benefits.

      9.1. Other Stock Based Awards. The Committee shall have the right to grant Other Stock Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the Common


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Stock,  and the payment of Shares in lieu of cash under other Company  incentive bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

      9.2. Other Benefits. The Committee shall have the right to provide types of Awards under the Plan in addition to those specifically listed utilizing shares of stock or cash, or a combination thereof, if the Committee believes that such Awards would further the purposes for which the Plan was established. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

Section 10.  Amendment, Modification, and Termination of Plan.

      The Board of Directors at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the Participant.

Section 11.  Termination of Employment.

      11.1. Termination of Employment Due to Retirement. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of retirement, any Option or SAR granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of the Option or SAR or within six (6) years following the Participant's termination of employment, whichever period is shorter, and any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the effective date of retirement shall be forfeited.

      11.2. Termination of Employment Due to Death or Disability. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment is terminated by reason of death or disability, any Option or SAR granted to such Participant which is then outstanding may be exercised by the Participant or the Participant's legal representative at any time prior to the expiration date of the term of the Option or SAR or within six
(6) years following the Participant's termination of employment, whichever period is shorter, and any Restricted Stock, Phantom Stock rights, or other Award then outstanding shall become nonforfeitable and shall become transferable or payable, as the case may be, as though any restriction had expired.

      11.3. Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at the time of grant, in the event the employment of the Participant shall terminate for any reason other than misconduct or one described in Section 11.1 or 11.2, any Option or SAR granted to such Participant which is then outstanding may be exercised by the Participant at any time prior to the expiration date of the term of the Option or SAR or within three (3) months following the Participant's termination of employment, whichever period is shorter; any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed

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prior  to the  date  of  termination  of  employment  shall  be  forfeited  upon termination of employment. If the employment of a Participant is terminated by the Company by reason of the Participant's misconduct, any outstanding Option or SAR shall cease to be exercisable on the date of the Participant's termination of employment; any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the date of termination of employment shall be forfeited upon termination of employment. As used herein, "misconduct" means that the Participant has engaged, or intends to engage, in competition with the Company, has induced any customer of the Company to breach any contract with the Company, has made any unauthorized disclosure of any of the secrets or confidential information of the Company, has committed an act of embezzlement, fraud, or theft with respect to the property of the Company, or has deliberately disregarded the rules of the Company in such a manner as to cause any loss, damage, or injury to, or otherwise endanger the property, reputation, or employees of the Company. The Committee shall determine whether a Participant's employment is terminated by reason of misconduct.

      11.4. Accrual of Right at Date of Termination. The Participant shall have the right to exercise an Option or SAR as indicated in Sections 11.1, 11.2, and
11.3 only to the extent the Participant's right to exercise such Option or SAR had accrued at the date of termination of employment pursuant to the terms of the Option or SAR Agreement and had not previously been exercised.

Section 12.  Miscellaneous Provisions.

      12.1. Non-transferability of Awards. Unless otherwise determined by the Committee at the time of grant, and except as provided in Section 11, no Awards granted under the Plan shall be assignable, transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted.

      12.2. No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employment of the Company. No employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future awards.

      12.3. Tax Withholding. The Company shall have the authority to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements on any Award under the Plan, and the Company may defer payment of cash or issuance of Shares until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall require, to have Shares otherwise issuable under the Plan withheld by the Company and having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total Federal, state, and local tax obligation associated with the transaction.

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      12.4.  Governing  Law.  The Plan and all  determinations  made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or Act, shall be governed by the law of the State of Illinois and construed in accordance therewith.

      12.5. Effective Date. The Plan shall be submitted to the Shareholders of the Company for approval at the 1990 Annual Meeting of Shareholders of the Company scheduled to be held on April 25, 1990, and shall be effective immediately upon such approval by the Shareholders of the Company; provided, however, that no Award requiring the issuance of Shares shall be exercised or paid out unless at the time of such exercise or payout (i) such Shares are covered by a currently effective registration statement filed under the Securities Act of 1933, as amended, if one is then required, or in the sole opinion of the Company and its counsel such issuance of Shares is otherwise exempt from the registration requirements of such act, and (ii) such Shares are listed on any securities exchange upon which the Common Stock of the Company is listed.

      12.6. Termination of the 1975 Plan. The Company's Restated 1975 Non-Qualified Stock Option Plan shall be terminated as of the date of Shareholder approval of this Plan, provided, however, that such termination shall not affect any Options or Stock Appreciation Rights outstanding thereunder, all of which shall remain subject to and be governed by such plan.

      12.7. Unfunded Plan. Insofar as the Plan provides for Awards of cash, Shares, rights or a combination thereof, the Plan shall be unfunded. The Company may maintain bookkeeping accounts with respect to Participants who are entitled to Awards under the Plan, but such accounts shall be used merely for bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by interests in Awards nor shall the Plan be construed as providing for any such segregation. None of the Committee, the Company or its Board of Directors shall be deemed to be a trustee of any cash, Shares or rights to Awards granted under the Plan. Any liability of the Company to any Participant with respect to an Award or any rights thereunder shall be based solely upon any contractual obligations that may be created by the Plan and any Agreement, and no obligation of the Company under the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

      12.8. Provisions Relating to Section 16 Persons. Notwithstanding any other provision herein, any Award granted hereunder to an Employee who is then subject to Section 16 of the Act is subject to the following limitations:

          (a) The Award may provide for the issuance of Shares as a stock bonus for no consideration other than services rendered or to be rendered. In the event that the Awardprovides for the issuance of Shares for any other type of consideration, the amount of such consideration shall either (i) be equal to the amount (such as the par value of such Shares) required to be received by the Company in order to assure compliance with applicable state law or (ii) be equal to or greater than 50% of the Fair Market Value of such Shares on the date of grant of such Award.


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           (b) Any Option or similar  right  (including  an SAR) granted to such
Employee pursuant to the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Employee's lifetime only by him or by his guardian or legal representative.






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